Exhibit 99.1
Precision BioSciences Commences Dosing in Phase 1/2 FUNCTION-DMD Study
-First patient dosed with PBGENE-DMD, the first clinical gene-editing program for DMD –
-First patient dosed at Arkansas Children’s Hospital, a PPMD Certified Duchenne Care Center and designated MDA Care Center –

DURHAM, N.C., August 24, 2026 -- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage gene editing company utilizing its novel proprietary ARCUS® platform to develop in vivo gene editing therapies for high unmet need diseases, today announced the dosing of the first patient in August in the Phase 1/2 FUNCTION-DMD clinical trial evaluating PBGENE-DMD for the treatment of Duchenne muscular dystrophy (DMD).
PBGENE-DMD is Precision's wholly owned in vivo gene editing program designed to durably improve function. This novel approach, aiming to restore near full-length dystrophin, is applicable for up to 60% of DMD patients with mutations in a key hot spot region. By employing two complementary ARCUS nucleases in a single AAV, PBGENE-DMD excises exons 45-55 of the dystrophin gene with the aim of restoring a near full-length functional dystrophin protein that more closely resembles normal dystrophin than synthetic, truncated microdystrophin approaches.
“Dosing the first patient in the FUNCTION-DMD study earlier this month was a significant milestone for Precision BioSciences and for the Duchenne community,” said Sam Collins, M.D., Senior Vice President, DMD Clinical Development of Precision BioSciences. “PBGENE-DMD represents a paradigm shift from currently available approaches. Rather than delivering a highly truncated form of synthetic dystrophin as many therapies in development do today, PBGENE-DMD is designed to permanently edit the patient’s own dystrophin gene to endogenously produce a near full-length, functional dystrophin protein. We are grateful to the patient, their family, and the clinical team for their commitment to advancing this important work, and we look forward to reporting initial safety data by year-end 2026.”
“A therapy designed to address the underlying genetic cause of Duchenne muscular dystrophy  represents a meaningful step forward for individuals and families living with this condition,” said Aravindhan Veerapandiyan, M.D., Director of the Comprehensive Neuromuscular Program at Arkansas Children’s Hospital. “We’re proud that our center was the first to dose a patient in the FUNCTION-DMD study. PBGENE-DMD is designed to restore near full-length, functional dystrophin, and we look forward to evaluating its safety and potential to provide durable functional benefits. This innovation could open the door to an entirely new approach for treating Duchenne”.
“Seeing PBGENE-DMD move from research into the clinic turns the possibility of gene editing for Duchenne into reality — a novel approach that could address some of the limitations of currently available therapies,” said Pat Furlong, President, Parent Project Muscular Dystrophy. “Families have been waiting for options like this, and PPMD is encouraged to see this program advance. We look forward to learning more as the study progresses and continuing collaboration on behalf of all our Duchenne families.”
The study is currently enrolling ambulatory DMD patients between the ages of 2 and 7 with mutations between exons 45 and 55, representing up to 60% of boys living with DMD, across multiple U.S. clinical trial sites. The study is actively recruiting patients at specialized Duchenne care centers with initial safety data expected by year-end 2026.

Exhibit 99.1

About the FUNCTION-DMD Trial
The Phase 1/2 FUNCTION-DMD study is enrolling ambulatory DMD patients between the ages of 2 and 7 with mutations between exons 45 and 55 representing up to 60% of boys with DMD. The objective of the FUNCTION-DMD study is to evaluate safety, tolerability, and efficacy, including dystrophin protein expression and functional outcomes in patients living with DMD. For more information about this clinical trial and contact information, please visit www.clinicaltrials.gov and search for NCT07429240.
About PBGENE-DMD, A Muscle-Targeted Excision Program
PBGENE-DMD is Precision’s development program for the treatment of DMD. DMD is a genetic disease caused by mutations in the dystrophin gene that prevent production of the dystrophin protein and affects approximately 15,000 patients in the U.S. alone. There are currently no approved therapies that can drive durable and significant functional improvements over time. PBGENE-DMD is designed to improve function by employing two complementary ARCUS nucleases delivered in a single AAV to excise exons 45-55 of the dystrophin gene. The aim of this approach is to restore a near full-length functional dystrophin protein within the body that more closely resembles normal dystrophin as opposed to synthetic, truncated microdystrophin approaches with potentially minimal functional benefit. The Phase 1/2 FUNCTION-DMD study is enrolling ambulatory DMD patients with mutations between exons 45 and 55 impacting up to 60% of boys with DMD. The clinical trial employs an appropriate immune modulation regimen and safety monitoring program to treat ambulatory patients at world-class specialized DMD clinical sites.
PBGENE-DMD was granted Orphan Drug Designation by the FDA in July 2025. The PBGENE-DMD program is eligible for a Priority Review Voucher (PRV) via the Rare Pediatric Disease program, which was signed into law on February 3, 2026, as part of the Consolidated Appropriations Act of 2026. PBGENE-DMD received Fast Track designation from the FDA in February 2026.
About Precision BioSciences, Inc.
Precision BioSciences, Inc. is a clinical stage gene editing company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform that differs from other technologies in the way it cuts, its smaller size, and its simpler structure. These features are intended for ARCUS nucleases to drive more defined therapeutic outcomes. Using ARCUS, the Company’s pipeline is comprised of clinical stage in vivo gene editing candidates designed to deliver lasting cures for the broadest range of genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.
The ARCUS® platform is being used to develop in vivo gene editing therapies for sophisticated gene edits, including gene elimination (removing a genome e.g. viral DNA such as in the Company’s PBGENE-HBV program), excision (removing a large portion of a defective gene by delivering two ARCUS nucleases in a single AAV such as in the Company’s PBGENE-DMD program), and gene insertion (inserting DNA into gene to cause expression/add function).
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, expectations around patient enrollment and data releases of PBGENE-DMD and the FUNCTION-DMD trial, including initial safety data expected by year-end 2026; translation of results in preclinical studies of PBGENE-DMD to clinical studies in humans; expectations around PBGENE-DMD as a

Exhibit 99.1
novel approach that could address some of the limitations of currently available therapies; and the expected use of an appropriate immune modulation regimen and safety monitoring program to treat ambulatory patients at world-class specialized DMD clinical sites. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “belief,” “believe,” “contemplate,” “could,” “design,” “designed,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “strive,” “suggest,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.
Forward-looking statements are based on management’s current expectations, beliefs, and assumptions and on information currently available to us. These statements are neither promises nor guarantees, and involve a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, our ability to become profitable; our ability to procure sufficient funding to advance our programs; risks associated with our capital requirements, anticipated cash runway, requirements under our current debt instruments and effects of restrictions thereunder, including our ability to raise additional capital due to market conditions and/or our market capitalization; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the progression and success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities and preclinical and clinical studies, including clinical trial and investigational new drug applications; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; our or our collaborators’ or other licensees’ ability to identify, develop and commercialize product candidates; pending and potential product liability lawsuits and penalties against us or our collaborators or other licensees related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ or other licensees’ development of product candidates; our or our collaborators’ or other licensees’ ability to advance product candidates into, and successfully design, implement and complete, clinical trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; delays or difficulties in our and our collaborators’ and other licensees’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; our or our licensees’ ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations; our or our collaborators’ or other licensees’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; the rate and degree of market acceptance of any of our product candidates; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate executives and personnel; effects of system failures and security breaches; insurance expenses and exposure to uninsured liabilities; effects of tax rules; effects of any pandemic, epidemic, or outbreak of an infectious disease; the success of our existing collaboration and other license agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events; effects of sustained inflation, supply chain disruptions and major central bank policy actions; market and economic conditions; risks related to ownership of our common stock, including fluctuations in our stock price; our ability to meet the requirements of and maintain listing of our common stock on Nasdaq or other public stock exchanges;

Exhibit 99.1
and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website under SEC Filings at investor.precisionbiosciences.com.
All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor and Media Contact:
Naresh Tanna
Chief Financial Officer
naresh.tanna@precisionbiosciences.com